Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of Yueda Digital Holding (formerly known as AirNet Technology Inc.) of our report dated April 26, 2024, relating to the consolidated financial statements of AirNet Technology Inc., appearing in its Annual Report on Form 20-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Audit Alliance LLP

Singapore

September 19, 2025